UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2014

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Fifth Floor

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 3, 2014, Ernest W. Purcell was elected to the Company’s Board of Directors to fill a vacancy on the Board as a result of the resignation of Craig Columbus which was also effective March 3, 2014.

Mr. Purcell has more than two decades of experience in the financial services and advisory industries and has been involved in providing fairness and solvency opinions on numerous U.S. and European transactions.  He has technical expertise in financial due diligence, strategic business valuation, financial restructurings and divestitures.

Since 1997, Mr. Purcell has been employed by Houlihan Lokey, where he is currently a Senior Managing Director, a member of the Board of Directors, and the Head of International Financial Advisory Services.  Houlihan Lokey is an international investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation.  The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and Asia.  Houlihan Lokey is ranked as the No. 1 global restructuring advisor, the No. 1 M&A fairness opinion advisor for U.S. transactions over the past 10 years, and the No. 1 M&A advisor for U.S. transactions under $3 billion, according to Thomson Reuters.  Mr. Purcell is based in Houlihan Lokey’s Miami office, having recently returned to the U.S. after serving more than six years in the London office.

With significant experience in the valuation of securitized vehicles and structured investment vehicles, Mr. Purcell has advised numerous hedge fund and private equity sponsors on the valuation of their portfolio assets.  He has structured, negotiated, and closed complex financial and capital transactions in many industries, including transportation, financial services, telecommunications, energy, aviation, consumer products and industrial products.

From 1989 to 1996, Mr. Purcell served in a number of positions with Valuemetrics, Inc. / VM Equity Partners, where he specialized in the valuation of publicly owned and privately held companies, strategic financial planning, and bankruptcy analysis.

Mr. Purcell holds a bachelor’s degree in Economics and Finance from the University of Florida and earned his MBA, with concentrations in Finance and Statistics, from the University of Chicago.  He is a member of the Institute of Directors, British American Business and the Corporate Development Association.  He is also a member of the Valuation Special Interest Group of the Institute of Chartered Financial Accountants in England and Wales, the Society of Share and Business Valuers, and the Business Valuation Association.

In connection with his election, Mr. Purcell has been granted five-year options to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.40 per share, with options to purchase 50,000 shares vesting immediately and 50,000 vesting every ninety-day period.

Item 8.01                                           Other Events

On March 5, 2014, the Company issued a press release with respect to the election of Ernest W. Purcell as a director of the Company.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release announcing the election of Ernest W. Purcell to the Board of Directors of AudioEye, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2013	AUDIOEYE, INC.

	By:	/s/ Nathaniel T. Bradley
Nathaniel T. Bradley, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release announcing the election of Sandy Purcell to the Board of Directors of AudioEye, Inc.